UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]
Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                             eCom Corporation
            ------------------------------------------------
            (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[ ]  Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.
     (3)   Filing Party:
     (4)   Date Filed:

           February 20, 2002

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                             eCom Corporation
                          2078 Prospector Avenue
                           Park City, UT  84060
                          Phone: (435) 655-0856

                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
               BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

This information is being provided to the shareholders of eCom Corporation (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing

1)  an effective twenty-for-one reverse stock split (the "Stock Split"), and;

2) the issuance of 2,400,000 (pre-reverse split) shares of eCom's restricted common stock to the shareholders of Motorsport Marinesport Racing, LLC ("TTR"), a Utah as a Limited Liability Company, in exchange for approximately 15% of the outstanding stock of TTR.

The shareholders holding shares representing 62.0% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved this action on February 12, 2002, and recommended the reverse the outstanding Common Stock.

The Company's Board of Directors and the TTR Board of Directors approved this action, and recommended the acquisition of approximately 15% of the outstanding stock of Motorsport Marinesport Racing, LLC for 2,400,000, restricted shares of eCom's common stock, which will be subject to the pre-reverse split.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.
According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.

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In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about March __, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was February ___, 2002, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, there were 31,424,190 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of December 31, 2001, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Ownership (a)



Name and Address                   Number of shares
of Beneficial Owner                Beneficially Owned       Percent of Class*
-----------------------            -------------------      ----------------
Laurie Bird Kitts(1), Secretary     12,000,000               38.19%

Brian Kitts, Director (2)              500,000                1.59%

Ian Archibald (3)                      100,000                0.32%
   President, Director
                           -------------------------------------------------
All Officers and Directors (3 persons)
                                    12,600,000               40.10%


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*Percentage based on 31,424,190 shares.

------------------------
(1)  Laurie Bird Kitts, 2078 Prospector Avenue, Park City , Utah  84060
     Mrs. Kitts is married to Brian Kitts, Director of the Corporation.
(2)  Brian Kitts, 2078 Prospector Avenue, Park City , Utah  84060.
     Mr. Kitts is married to Laurie Bird Kitts, Corporate Secretary and majority shareholder of the Company. See "Certain Related Transactions and Relationships." Mr. Kitts disclaims beneficial ownership in any shares of common stock owned by Mrs. Laurie Bird Kitts.
(3)  Ian Archibald, 2078 Prospector Avenue, Park City, UT  84060


Purpose and Effect of Reverse Stock Split
-----------------------------------------

Our board of directors believes the twenty-for-one reverse stock split is necessary to increase the effective marketability of common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets. This reverse stock split will reduce the number of issued and outstanding common shares from 31,424,190 to 1,571,209 common shares.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the market price of the Company's common stock.

Purpose and Effect of the Motorsport Marinesport Racing, LLC acquisition
------------------------------------------------------------------------

Motorsport Marinesport Racing, LLC ("TTR") seeks to develop, produce, and distribute automobile mufflers. This product line is to be marketed to two consumer groups. (1) High performance and racing consumers; and, (2) Fuel economy and improved performance consumers with stock and catalytic converter exhaust systems.

TTR HP has completed the R&D engineering, prototypes of AEROTURBINE-mufflers, muffler trademark, and filed a U.S. patent pending. The manufacturing facility has been set up and is ready for production and inventory.

The shareholders of TTR will receive 2,400,000 (pre-reverse split) restricted common shares of eCom, based on the pro-rata ownership in TTR, such that after the TTR collective shareholders will own approximately 7.6% of the common stock of eCom on a fully diluted and eCom will own 15% of TTR.

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eCom's board of directors collectively made its determination with respect to the transaction based on the unanimous conclusion reached by its members, in light of the factors that each of them considered appropriate, that the transaction is in eCom's best interests and the best interests of its shareholders. The Company originally filed a Form S-4 registration with the
U. S. Securities and Exchange Commission on October 24, 2001, to complete this acquisition. Upon further review, the company withdrew its Registration statement in order to expedite the acquisition process for its 15% ownership in TTR. Since this is a minority ownership in the Company, will list its ownership as an investment in TTR on is future balance sheets.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, this minority acquisition of TTR will have on the market price of the Company's common stock.


No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights, and we will not independently provide our shareholders with any such right.

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                     For the Board of Directors of
Date:  February ___, 2002            eCom Corporation


                                     /s/ Ian Archibald
                                     -------------------
                                     By: Ian Archibald
                                     Title: President/Chairman of the Board




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